UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   August 15, 2007

INTERSECTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 25, 2005, we announced that our Board of Directors had authorized a share repurchase program pursuant to which we remain authorized to repurchase up to an additional $11.4 million of our outstanding shares of common stock. We made our last such stock repurchase in December 2005. We may make additional stock repurchases at any time and from time to time, depending on market conditions, share price and other factors, and the repurchases may be made on the open market, in block trades, through privately negotiated transactions or otherwise. In addition, the program may be suspended or discontinued at any time. As of August 1, 2007, we had approximately 17,162,693 shares outstanding, with 964,822 shares of treasury stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2007

INTERSECTIONS INC. By: /s/ Madalyn Behneman Name: Madalyn Behneman Title: Principal Financial Officer